UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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FIESTA RESTAURANT GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FIESTA RESTAURANT GROUP, INC.

14800 Landmark Boulevard, Suite 500

Addison, TX 75254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held June 12, 2013

To the Stockholders of

Fiesta Restaurant Group, Inc.:

You are invited to attend the annual meeting of stockholders, which we refer to as the “meeting”, of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, which we refer to as “we”, “us”, “our, “ the “Company” and “Fiesta Restaurant Group”, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240 on Wednesday, June 12, 2013, at 9:00 A.M. (CDT), for the following purposes:

(1)	To elect two directors of the Company as Class I directors to serve for a term of three years and until their successors have been duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2013 fiscal year; and

(3)	To consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on April 17, 2013, which we refer to as the “record date”, are entitled to receive notice of, and to vote at, the meeting, and at any adjournment or adjournments thereof. A list of our stockholders as of the close of business on April 17, 2013 will be available for inspection during business hours for ten days prior to the meeting at our principal executive offices located at 14800 Landmark Boulevard, Suite 500, Addison, TX 75254.

If you are a stockholder of record, the inspector of election will have your name on a list and you will be able to gain entry to the meeting upon presentation of some form of government-issued photo identification such as a driver’s license, state-issued ID card or passport. If you are not a stockholder of record, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification referred to above. If you do not comply with the procedures outlined above, you will not be admitted to the meeting.

We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include the proxy statement included with this notice, our 2012 annual report and form of proxy card) to stockholders via the Internet. As a result, our stockholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.

Your vote is important. Whether or not you plan to attend the meeting, please review our proxy materials and request a proxy card to sign, date and return or submit your proxy by telephone or through the Internet. If you attend the meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card or voted by telephone or the Internet.

By order of the Board of Directors,

JOSEPH A ZIRKMAN,
Vice President, General Counsel and Secretary

Addison, Texas

April 25, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2013

The Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders is available at www.proxyvote.com.

FIESTA RESTAURANT GROUP, INC.

14800 Landmark Boulevard, Suite 500

Addison, Texas 75254

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 12, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors, also referred to as the “board of directors” or the “board”, of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, to be used at the annual meeting of stockholders, which we refer to as the “meeting”, of the Company which will be held at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240 on Wednesday, June 12, 2013, at 9:00 A.M. (CDT), and at any adjournment or adjournments thereof. Only stockholders of record at the close of business on April 17, 2013, which we refer to as the “record date”, will be entitled to vote at the meeting.

All references in this Proxy Statement to “Fiesta Restaurant Group,” the “Company”, “we”, “us” and “our” refer to Fiesta Restaurant Group, Inc.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, we have elected to provide access to our proxy materials (which include this proxy statement, our 2012 annual report and form of proxy) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice” will be mailed to our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The document will instruct stockholders on how to access the proxy materials on a secure website referred to in the notice or how to request printed copies.

In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Your vote is important. Your shares can be voted at the meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may complete your proxy and authorize your vote by proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also complete your proxy and authorize your vote by mail by following the instructions on the proxy card. Completing your proxy and authorizing your vote by proxy over the Internet, by telephone or by written proxy card will ensure your representation at the meeting regardless of whether you attend in person.

We encourage you to complete your proxy and authorize your vote by proxy electronically by going to the website www.proxyvote.com and entering your 12-digit control number located on your proxy card to create an electronic voting instruction form or complete your proxy and authorize your vote by calling the toll-free number (for residents of the United States and Canada) listed on your notice and proxy card. Please have your notice or proxy card in hand when going online or calling. If you complete your proxy and authorize your vote by proxy electronically over the Internet, you do not need to return your proxy card. If you choose to complete your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at the address listed above.

Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by our board of directors will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted (i) FOR the election of the two named director nominees as Class I directors, and (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2013 fiscal year.

Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the board of directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. The affirmative vote of (i) a plurality of the shares present at the meeting and entitled to vote on the subject matter is required to elect the two director nominees to the board of directors as Class I directors, (ii) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year and (iii) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to approve any other business which may properly come before the meeting. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors. Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

On May 7, 2012, which we refer to as the “distribution date”, Carrols Restaurant Group, Inc., our former indirect parent company, which we refer to as “Carrols Restaurant Group”, completed the spin-off of Fiesta Restaurant Group from Carrols Restaurant Group in the form of a pro rata dividend of all of our issued and outstanding common stock to Carrols Restaurant Group’s stockholders whereby each stockholder of Carrols Restaurant Group common stock of record on April 26, 2012, which we refer to as the “spin-off record date”, received one share of our common stock for every one share of Carrols Restaurant Group common stock held, which we refer to as the “spin-off”. As a result of the spin-off, we are an independent company whose common stock is traded on The NASDAQ Global Select Market under the symbol “FRGI.” Carrols Restaurant Group’s common stock continues to trade on The NASDAQ Global Market under the symbol “TAST.”

Our principal executive offices are located at 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254. The approximate date on which the Notice was first sent or given to stockholders was on or about April 25, 2013.

VOTING SECURITIES

We had outstanding 23,638,746 shares of our common stock, par value $.01 per share at the close of business on April 17, 2013. Each share of common stock is entitled to one vote on each matter as may properly be brought before the meeting. Only stockholders of record at the close of business on April 17, 2013 will be entitled to vote.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms as described below.

The terms of office of our Class I, Class II and Class III directors are:

•	Class I directors, whose term will expire at this meeting and when their successors are duly elected and qualify;

•	Class II directors, whose term will expire at the Annual Meeting of Stockholders to be held in 2014 and when their successors are duly elected and qualify; and

•	Class III directors whose term will expire at the Annual Meeting of Stockholders to be held in 2015 and when their successors are duly elected and qualify.

Our Class I directors are Timothy P. Taft and Stacey Rauch; our Class II directors are Brian P. Friedman, Stephen P. Elker and Barry J. Alperin; and our Class III directors are Nicholas Daraviras and Jack A. Smith.

Two directors will be elected at the meeting as Class I directors of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2016 and until their successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the two nominees named below unless otherwise specified in the proxy. At this time, our board of directors knows of no reason why the two nominees would be unable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.

Our Corporate Governance and Nominating Committee has reviewed the qualifications of the two nominees for Class I director and has recommended the two nominees for election to the board of directors.

Director Nominees’ Principal Occupations, Business Experience, Qualifications and Directorships

Name of Nominee	Principal Occupation	Age	Year Became a Director
Timothy P. Taft	CEO, President and Director of Fiesta Restaurant Group, Inc.	54	2012

Stacey Rauch	Director	55	2012

Timothy P. Taft has been our Chief Executive Officer and President since August 2011 and a director since the completion of the spin-off on May 7, 2012. Mr. Taft was the Chief Executive Officer of Souper Salad, Inc., a Texas based soup and salad bar restaurant chain between 2008 and 2010. From 2005 to 2007, Mr. Taft was the Chief Executive Officer and President of Pizza Inn, Inc., a Texas based pizza restaurant chain. From 1994 to 2005, Mr. Taft held various officer and executive officer positions, including from 2001 to 2005 as President and Chief Operating Officer, of Whataburger, Inc., a Texas based hamburger restaurant chain with more than 700 locations in ten states.

With over 30 years of experience in the restaurant and hospitality industry, Mr. Taft brings to our company and our board of directors significant leadership, management, operational, financial, marketing and brand management experience.

Stacey Rauch has served as a director of Fiesta Restaurant Group since June 2012. Ms. Rauch is a Director Emeritus of McKinsey & Company from which she retired in September 2010. Ms. Rauch was a leader in

McKinsey’s Retail and Consumer Goods Practices, served as the head of the North American Retail and Apparel Practice, and acted as the Global Retail Practice Convener. A 24 year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers. Her areas of expertise include strategy, organization, marketing, merchandising, multi-channel management, global expansion, and retail store operations. Ms. Rauch was a co-founder of McKinsey’s New Jersey office, and was the first woman at McKinsey appointed as an industry practice leader. Ms. Rauch is also a non-executive director of Ann, Inc., a women’s specialty apparel retailer, where she sits on its nominating and corporate governance committee, Land Securities Group PLC, the UK’s largest commercial property company, where she sits on its audit committee, and the Tops Holding Corporation, parent company of Tops Markets LLC, a US grocery retailer. Prior to joining McKinsey, Ms. Rauch spent five years in product management for the General Foods Corporation.

Ms. Rauch brings to our board of directors extensive marketing, merchandising, business strategy and international experience in the retail industry. During her 24 year tenure at McKinsey, she developed substantial expertise working with specialty retailers, wholesale apparel manufacturers and department stores, and also acquired extensive experience in other areas of the retail sector, including grocery retail, consumer packaged goods and big-box hard goods retail.

The board of directors unanimously recommends a vote FOR the election of the two named Class I nominees to our board of directors, Timothy P. Taft and Stacey Rauch. Proxies received in response to this solicitation will be voted FOR the election of the two named Class I nominees to our board of directors unless otherwise specified in the proxy.

Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors

The following table sets forth information with respect to each of the other members of the board of directors whose term extends beyond the meeting, including the Class of such director and the year in which each such director’s term will expire.

Name	Age	Year Became a Director	Year Term Expires and Class
Brian P. Friedman	57	2011	2014 Class II
Stephen P. Elker	61	2012	2014 Class II
Barry J. Alperin	72	2012	2014 Class II
Nicholas Daraviras	39	2011	2015 Class III
Jack A. Smith	77	2011	2015 Class III

Brian P. Friedman has served as a director of Fiesta Restaurant Group since April 2011. Mr. Friedman has been President of Jefferies Capital Partners and its predecessors since 1997. Since March 1, 2013, Mr. Friedman has been President and a director of Leucadia National Corporation. Mr. Friedman is also a director and executive officer of Jefferies Group LLC and the managing member of Jefferies Capital Partners LLC. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his 17 years with Furman Selz and its successors, Mr. Friedman was an attorney with the law firm of Wachtell Lipton Rosen & Katz. Mr. Friedman serves on several boards of directors of Jefferies Capital Partners’ private portfolio companies. Mr. Friedman also served on the board of a public portfolio company, K-Sea Transportation from July 2003 to June 2011 and served as a director of Carrols Restaurant Group from July 2009 until the completion of the spin-off on May 7, 2012.

Having an extensive career in both the legal and investment banking fields, Mr. Friedman brings to our board of directors significant experience related to the business and financial issues facing public corporations. In addition, through Mr. Friedman’s service on the boards of a number of his firm’s past and current portfolio companies, he combines significant executive experience with his knowledge of the strategic, financial and operational issues of retail companies.

Stephen P. Elker has served as a director of Fiesta Restaurant Group since the completion of the spin-off on May 7, 2012. Until July 2009, Mr. Elker spent over 36 years with KPMG LLP, the U.S. member firm of KPMG International, beginning in its Washington D.C. office, and then with offices in Rochester, New York and Orlando, Florida. In 1999, Mr. Elker was appointed as managing partner of the Orlando office and served as partner in charge of the Florida business tax practice from 2001 to July 2009. Mr. Elker is a certified public accountant and currently serves as an independent director and Chairman of the Audit Committee of Global Growth Trust, a public, non-traded real estate investment trust.

Mr. Elker, with over 36 years of experience with KPMG LLP, brings to our board of directors particular knowledge of accounting and tax practices that strengthens our board of directors’ collective knowledge, capabilities and experience.

Barry J. Alperin has served as a director of Fiesta Restaurant Group since July 2012. Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. Mr. Alperin currently serves as a director of Henry Schein, Inc. (and is Chairman of its compensation committee and a member of its audit committee and nominating and governance committee) and is a director of two privately held corporations, K’NEX Industries, Inc., a toy manufacturer, and Weeks Marine, Inc., a marine construction company. During the past five years, Mr. Alperin served on the board of directors of The Hain Celestial Group, Inc. (and was Chairman of its corporate governance and nominating committee and a member of its audit committee) and K-Sea Transportation Partners L.P. He serves as a trustee and member of the Executive Committee of The Caramoor Center for Music and the Arts, President Emeritus and a Life Trustee of The Jewish Museum in New York City and is a past President of the New York Chapter of the American Jewish Committee where he also served as Chair of the audit committee of the national organization. Mr. Alperin also formerly served as Chairman of the Board of Advisors of the Tucker Foundation at Dartmouth College, was President of the Board of the Stanley Isaacs Neighborhood Center in New York City, was a trustee of the Hasbro Children’s Foundation, was President of the Toy Industry Association and was a member of the Columbia University Medical School Health Sciences Advisory Council.

Mr. Alperin’s financial expertise, his extensive experience in corporate and securities laws and corporate governance matters and his service on the boards of directors of several public companies brings significant leadership, management, operational and financial experience to our board of directors.

Nicholas Daraviras has served as a director of Fiesta Restaurant Group since April 2011. Mr. Daraviras is a Managing Director of Jefferies Capital Partners. Mr. Daraviras has been employed with Jefferies Capital Partners or its predecessors since 1996. Mr. Daraviras has served on the board of The Sheridan Group, Inc. since 2003, Edgen Group Inc., a global distributor of specialty steel products, or its predecessors since February 2005 and Carrols Restaurant Group since July 2009. Mr. Daraviras serves on the Compensation Committee of Carrols Restaurant Group, the Audit Committee of The Sheridan Group, Inc. and on the Compensation Committee and the Corporate Governance and Nominating Committee of Edgen Group Inc. He also serves on several boards of directors of private portfolio companies of Jefferies Capital Partners.

Mr. Daraviras brings significant experience with the strategic, financial and operational issues of retail companies in connection with his service on the boards of a number of his firm’s past and current portfolio companies.

Jack A. Smith has served as the non-executive Chairman of the board of directors of Fiesta Restaurant Group since February 2012 and as a Director of Fiesta Restaurant Group since April 2011. Mr. Smith also served as a director of Carrols Restaurant Group and as Chairman of its Audit Committee from 2006 until the completion of the spin-off on May 7, 2012. Mr. Smith is President of SMAT, Incorporated, a consulting company specializing in consumer services. Mr. Smith founded The Sports Authority, Inc., a national sporting goods chain, in 1987 where he served as Chief Executive Officer until September 1998 and as Chairman until April 1999. From 1982 until 1987, Mr. Smith served as Chief Operating Officer of Herman’s Sporting Goods. Prior to Herman’s, Mr. Smith served in executive management positions with other major retailers including Sears & Roebuck, Montgomery Ward, Jefferson Stores and Diana Shops. Mr. Smith also served on the board of directors of Darden Restaurants, Inc. and as the Chairman of the Darden Audit Committee from May 1995 through September 2009.

Mr. Smith, as a former senior executive of several major retail organizations, together with service on the boards of directors of several public companies, including Carrols Restaurant Group and Darden Restaurants, Inc., brings significant leadership, management, operational, financial and brand management experience to our board of directors.

Information Regarding Executive Officers

Name	Age	Position
Timothy P. Taft	54	Chief Executive Officer and President
Lynn S. Schweinfurth	45	Vice President, Chief Financial Officer and Treasurer
Joseph A. Zirkman	52	Vice President, General Counsel and Secretary
Daniel Meisenheimer	52	Chief Operating Officer—Pollo Tropical
Todd Coerver	44	Chief Operating Officer—Taco Cabana
John Todd	50	Chief Development Officer
Joseph W. Brink	46	Vice President, Supply Chain Management
Nancy Clark	43	Chief People Officer
Jeffery Kent	55	Vice President, Chief Information Officer

For biographical information regarding Timothy P. Taft, please see page 3 of this Proxy Statement.

Lynn S. Schweinfurth has been Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group since July 2012. From 2010 to June, 2012, Ms. Schweinfurth served as Vice President of Finance and Treasurer of Winn-Dixie Stores, Inc. Ms. Schweinfurth was Chief Financial Officer of Lone Star Steakhouse and Texas Land & Cattle from 2009 to 2010. She was Vice President, Finance, at Brinker International, Inc. from 2004 to 2009.

Joseph A. Zirkman has been our Vice President, General Counsel and Secretary of Fiesta Restaurant Group since April 2011. Mr. Zirkman was Vice President and General Counsel of Carrols Restaurant Group from January 1993 until the completion of the spin-off on May 7, 2012. He was Secretary of Carrols Restaurant Group from February 1993 until the completion of the spin-off on May 7, 2012. Before joining us and Carrols Restaurant Group, Mr. Zirkman was an associate with the New York City law firm of Baer Marks & Upham beginning in 1986.

Daniel Meisenheimer has been Chief Operating Officer, Pollo Tropical since February 2013. Mr. Meisenheimer served as Interim Chief Operating Officer, Pollo Tropical from October 2012 until January 2013. Mr. Meisenheimer served as Chief Brand Officer, Pollo Tropical from April 2012 to September 2012. Mr. Meisenheimer was Chief Operating Officer at Souper Salad, Inc. from May 2010 to March 2012 and Chief Brand Officer at Souper Salad, Inc. from October 2008 to April 2010. Mr. Meisenheimer was Vice President, Brand Management at Pizza Inn, Inc. from August 2005 to September 2008.

Todd Coerver has been Chief Operating Officer, Taco Cabana since February 2013. Mr. Coerver served as Interim Chief Operating Officer, Taco Cabana from October 2012 until January 2013. Mr. Coerver was Chief Marketing Officer, Taco Cabana from December 2009 to September 2012. From 2002 to 2009, Mr. Coerver was Vice President of Marketing and Innovation at Whataburger, Inc.

John Todd has been Chief Development Officer of Fiesta Restaurant Group since April 2012. From October 2008 to July 2011, Mr. Todd served as Chief Development Officer for The Arby’s Restaurant Group, Inc. From July 2005 to October 2008, Mr. Todd served as Senior Vice President of Development for The Arby’s Restaurant Group, Inc.

Joseph W. Brink has been Vice President, Supply Chain Management of Fiesta Restaurant Group since October 2011. From November 2008 to October 2011, Mr. Brink served as Vice President of Supply Chain Management of Souper Salad, Inc. From November 2005 to October 2008, Mr. Brink served as Senior Director of Purchasing of Pizza Inn, Inc.

Nancy Clark has been Chief People Officer of Fiesta Restaurant Group since January 2013. From January 2010 to January 2013, Ms. Clark served as Director, Home Office and Supply Chain Operations and then as Division Vice President of Supply Chain and International Divisions for J.C. Penney Company, Inc. From January 2009 to January 2010, Ms. Clark served as Director, Direct Store Delivery (DSD) Sales for the Frito-Lay division of PepsiCo. From March 2007 to January 2009, Ms. Clark served as Director of Chilled DSD and Warehouse Sales for the Quaker, Tropicana, Gatorade (QTG) division of PepsiCo.

Jeffery Kent has been Vice President, Chief Information Officer of Fiesta Restaurant Group since the completion of the spin-off on May 7, 2012. From April, 2010 to May 7, 2012, Mr. Kent served as Vice President and Chief Information Officer of Carrols Restaurant Group. From September 2006 to April 2010, Mr. Kent served as Vice President and Chief Information Officer of Influent, Inc.

Information Regarding the Board of Directors and Committees

Family Relationships

There are no family relationships between any of our executive officers or directors.

Independence of Directors

During the fiscal year ended December 30, 2012, our board of directors met or acted by unanimous consent on ten occasions. During the fiscal year ended December 30, 2012, each of the directors attended at least 75% of the aggregate number of meetings of the board of directors and of any committees of the board of directors on which they served. We do not have a policy on attendance by directors at our annual meeting of stockholders. The Meeting on June 12, 2013 will be our first annual meeting of stockholders.

As required by the listing standards of NASDAQ, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the board of directors has affirmatively determined that a majority of our board of directors is comprised of independent directors. Our independent directors pursuant to NASDAQ are Ms. Rauch and Messrs. Friedman, Elker, Alperin, Daraviras and Smith.

Committees of the Board

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Finance Committee. Our board of directors may also establish from time to time any other committees that it deems necessary or advisable.

Audit Committee

Our Audit Committee consists of Messrs. Elker, Smith and Alperin, with Mr. Elker serving as the Chairman of the Audit Committee. All three current members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate. In addition, Mr. Elker serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and has the financial sophistication required under the NASDAQ listing standards. Our Audit Committee, among other things:

•	reviews our annual and interim financial statements and reports to be filed with the SEC;

•	monitors our financial reporting process and internal control system;

•	appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;

•	oversees the performance of our internal audit function;

•	conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;

•

establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	oversees our compliance with legal, ethical and regulatory matters.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. During the fiscal year ended December 30, 2012, the Audit Committee met or acted by unanimous consent on five occasions. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investor relations section of our website at www.frgi.com.

Audit Committee Report

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits the Company’s financial statements and expresses an opinion on the financial statements based on their audit. The Audit Committee oversees on behalf of the board (i) the accounting, financial reporting and internal control processes of the Company and (ii) the audits of the financial statements and internal controls of the Company. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussions of audit project results, as well as quarterly assessments of internal controls.

The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 30, 2012 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also discussed with Deloitte the firm’s independence from the Company and management, including the independent auditors’ written disclosures required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the PCAOB.

The Audit Committee also discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Management has completed its annual documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.

Based on the foregoing, we have recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 30, 2012, for filing with the Securities and Exchange Commission.

Audit Committee

Stephen P. Elker, Chairman

Jack A. Smith

Barry J. Alperin

Compensation Committee

Our Compensation Committee consists of Ms. Rauch, Mr. Friedman and Mr. Smith, with Ms. Rauch serving as the Chairperson of the Compensation Committee. All of these members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The principal purpose of our Compensation Committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers and members of our board of directors. Our Compensation Committee, among other things:

•	provides oversight on the development and implementation of the compensation programs for our executive officers and outside directors and disclosure relating to these matters; and

•	reviews and approves the compensation of our Chief Executive Officer and the other executive officers of us and our subsidiaries.

The Compensation Committee designs our executive compensation programs to enable us to attract, motivate, and retain qualified executives. The Compensation Committee seeks to determine programs that are competitive in the market place, reward the achievement of specific annual, long-term and strategic goals by us and align the interests of the executives with our stockholders by rewarding performance above established goals to increase stockholder value.

In August 2012, the Compensation Committee engaged the services of Pearl Meyer & Partners (“PM&P), an outside independent compensation consultant, to assist it with the design of its executive compensation programs to be implemented in 2013. The role of PM&P in recommending executive compensation programs and the nature and scope of PM&P’s assignment and the material elements and direction with respect to their engagement was determined by the Compensation Committee prior to commencement of the engagement.

In formulating its recommendations for the Compensation Committee, PM&P prepared analyses of external competitive compensation consisting of publically traded U.S. companies with similar industry characteristics, revenues and market capitalization. PM&P also provided relevant analysis in order to evaluate the market positioning of key executive roles. PM&P also apprised the Compensation Committee of evolving corporate governance trends and best practices as they relate to executive compensation. While the recommendations of PM&P were incorporated into the determination of compensation programs by the Compensation Committee, the decisions made by the Compensation Committee are the responsibility of the Compensation Committee and reflect factors and considerations in addition to information and recommendations of PM&P.

In addition to input from the outside compensation consultant, the Compensation Committee engages in active discussions with the CEO in connection with their formulation of compensation programs and considers recommendations from the CEO regarding determinations of levels of compensation and performance targets, and well as evaluating the extent to which previous year criteria are achieved. Final determination of overall executive compensation and programs, however, is determined by the Compensation Committee. The Compensation Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Compensation Committee. The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 30, 2012, the Compensation Committee met or acted by unanimous consent on nine occasions. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.frgi.com.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Ms. Rauch and Messrs. Friedman, Elker, Alperin, Daraviras and Smith, with Mr. Smith serving as the Chairman of the Corporate Governance and Nominating Committee. All of these members are “independent” as defined under Rule 5605 of the NASDAQ listing standards. Our Corporate Governance and Nominating Committee, among other things:

•

establishes criteria for board and committee membership and recommends to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	makes recommendations regarding proposals submitted by our stockholders; and

•	makes recommendations to our board of directors regarding corporate governance matters and practices.

The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 30, 2012, the Corporate Governance and Nominating Committee met or acted by unanimous written consent on three occasions. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.frgi.com.

Nominations For The Board Of Directors

The Corporate Governance and Nominating Committee of the board of directors considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:

•	the highest personal and professional ethics, integrity and values;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	willingness and ability to devote adequate time, energy and resources to diligently perform board and board committee duties and responsibilities; and

•	a commitment to representing the long-term interests of the stockholders.

In addition to such minimum qualifications, the Corporate Governance and Nominating Committee takes into account the following factors when considering a potential director candidate:

•	whether the individual possesses specific industry expertise and familiarity with general issues affecting our business; and

•	whether the person would qualify as an “independent” director under SEC and NASDAQ rules.

The Corporate Governance and Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance and Nominating Committee takes into account the importance of diversified board membership in terms of the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee shall make every effort to ensure that the board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee will consider and review such existing director’s board and committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the board.

The Corporate Governance and Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired. The Corporate Governance and Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and stockholders as a source for potential director candidates. The board retains complete independence in making nominations for election to the board.

The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries. The Corporate Governance and Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Pursuant to our amended and restated bylaws, as amended, any stockholder may recommend nominees for director not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders, by writing to Joseph A. Zirkman, Vice President, General Counsel and Secretary, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the stockholder submitting the nomination, and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to Jack A. Smith, the Chairman of the Corporate Governance and Nominating Committee, for further review and consideration in accordance with this policy. Any such stockholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Finance Committee

Our Finance Committee consists of Messrs. Alperin and Daraviras with Mr. Alperin serving as Chairman of the Finance Committee. Lynn S. Schweinfurth, our Vice President, Chief Financial Officer and Treasurer, serves as a non-board advisor of the Finance Committee. Our Finance Committee, among other things:

•

reviews and provides guidance to our board of directors and management about policies relating to the Company’s working capital; stockholder dividends and distributions; share repurchases; significant investments; capital and debt issuances; material financial strategies and strategic investments; and other transactions or financial issues that management desires to have reviewed by the Finance Committee; and

•	obtains or performs an annual evaluation of the Committee’s performance and makes applicable recommendations to the board of directors.

A copy of the Finance Committee charter is available on the investor relations section of our website at www.frgi.com.

Board Leadership Structure and Role in Risk Oversight

Board Leadership

Our board of directors believes that our current model of separate individuals serving as Chairman of the board of directors and as Chief Executive Officer is the appropriate leadership structure for us at this time. The board of directors believes that each of the possible leadership structures for a board has its particular pros and cons, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration falls squarely on the shoulders of a company’s board and necessitates a diversity of views and experiences. The board of directors has determined that having an independent director serve as Chairman of the board of directors is in the best interest of our stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of Fiesta Restaurant Group, active participation of the independent directors in setting agendas and establishing the board of directors’ priorities and procedures, including with respect to our corporate governance. Further, this structure permits the Chief Executive Officer to focus on the management of our day-to-day operations and the execution of our strategy, while at the same time participating in the establishment of such strategy in his capacity as an employee director.

Risk Oversight

Our board of directors believes that oversight of risk management is the responsibility of the full board, with support from its committees and senior management. The board of directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the board of directors’ ability to fulfill this oversight responsibility, as the Chairman, with the support and input of the Chief Executive Officer, is able to focus the board’s attention on the key risks facing us.

Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy. Periodic presentations are made to the board to identify and discuss risks and the mitigation of risk and the board members, particularly the Audit Committee, assesses and oversees business risks as a component of their review of the business and financial activities of the Company.

Code of Ethics

We have adopted written codes of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards. We make our codes of ethics available free of charge on the investor relations section of our website at www.frgi.com. We will disclose on our website amendments to or waivers from our codes of ethics in accordance with all applicable laws and regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended December 30, 2012 other than a Statement of Changes in Beneficial Ownership on Form 4 filed by Michael Biviano on November 19, 2012 reporting the sale of common stock on November 14, 2012, a Statement of Changes in Beneficial Ownership on Form 4 filed by Paul R. Flanders, who served as our interim Chief Financial Officer from May 7, 2012 until July 16, 2012, on May 29, 2012 reporting the sale of common stock on May 24, 2012, and a Statement of Changes in Beneficial Ownership on Form 4 filed by Paul Flanders on May 17, 2012 reporting the sale of common stock on May 11, 2012.

Stockholder Communications With The Board Of Directors

Any stockholder or other interested party who desires to communicate with our Chairman of the board of directors or any of the other members of the board of directors may do so by writing to: Board of Directors, c/o Jack A. Smith, Chairman of the Board of Directors, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254. Communications may be addressed to the Chairman of the board, an individual director, a board committee, the non-management directors or the full board. Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table provides information regarding beneficial ownership of our common stock as of April 17, 2013 by:

•	each person known by us to beneficially own more than 5% of all outstanding shares of our common stock;

•	each of our directors, nominees for director and Named Executive Officers (as set forth in “Executive Compensation-Summary Compensation Table herein) individually; and

•	all of our directors and executive officers as a group.

23,638,746 shares of our common stock were outstanding on April 17, 2013.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, except to the extent that authority is shared by spouses under applicable law.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person (and/or pursuant to proxies held by that person) that were exercisable on April 17, 2013 or became exercisable within 60 days following that date are considered outstanding, including those options to officers and directors authorized by board resolution, but not yet issued. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person, nor is there any obligation to exercise any of the options. Except as otherwise indicated, the address for each beneficial owner is c/o Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Jefferies Capital Partners IV L.P. (1)	3,224,739	13.6%
Jefferies Employee Partners IV LLC
JCP Partners IV LLC
Morgan Stanley(2)	2,554,105	10.8%
Morgan Stanley Investment Management Inc.
FMR LLC (3)	1,551,568	6.6%
Alan Vituli (4)	1,433,718	6.1%
NorthPointe Capital, LLC (5)	1,198,484	5.1%
Timothy P. Taft	244,906	1.0%
Lynn S. Schweinfurth	62,171	*
James E. Tunnessen (6)	17,330	*
Stacey Rauch	7,868	*
Brian P. Friedman (7)	3,232,607	13.7%
Stephen P. Elker	7,868	*
Barry J. Alperin	6,883	*
Nicholas Daraviras (8)	7,868	*
Jack A. Smith	32,401	*
All directors and executive officers as a group (9)	3,815,852	16.1%

*	Less than one percent
(1)

Information was obtained from a Schedule 13D/A filed April 5, 2013 with the SEC. Jefferies Capital Partners IV L.P., or “JCP IV”, is the record owner of 2,779,870 shares, Jefferies Employee Partners IV LLC, or “JEP”, is the record owner of 322,479 shares and JCP Partners IV LLC, or “JCP Partners” (and together with JCP IV and JEP, the “JCP Group”) is the record owner of 102,390 shares. The shares held by the selling stockholders may be deemed to be beneficially owned by JCP IV LLC, which we refer to as the “General Partner”, the general partner of JCP IV and the managing member of each of JEP and JCP. The shares held by the General Partner may be deemed to be beneficially owned by Jefferies Capital Partners LLC, which we refer to as the “Manager”, the managing member of the General Partner. Brian P. Friedman and James L. Luikart, are each managing members of the Manager and in such capacity may each be deemed to be beneficial owner of the shares. The address for each of the JCP Group, the General Partner, the Manager, Mr. Friedman and Mr. Luikart is 520 Madison Avenue, 10th Floor, New York, New York 10022.
(2)	Information was obtained from a Schedule 13G/A filed on March 7, 2013 with the SEC. The address for Morgan Stanley and Morgan Stanley Investment Management Inc. is 1585 Broadway, New York, New York 10036 and 522 Fifth Avenue, New York, New York 10036, respectively.
(3)	Information was obtained from a Schedule 13G filed on February 14, 2013 with the SEC. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	Information was obtained from a Schedule 13G filed on June 15, 2012 with the SEC. The address for Mr. Vituli is 789 Crandon Blvd., Suite 1201, Key Biscayne, Florida 33149.
(5)	Information was obtained from a Schedule 13G filed on February 11, 2013 with the SEC. The address for NorthPointe Capital LLC is 101 W. Big Beaver, Suite 745, Troy, MI 48084.
(6)	Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed November 15, 2012 with the SEC. Mr. Tunnessen retired from Fiesta Restaurant Group on January 31, 2013 and excludes 11,542 shares of our restricted common stock which were forfeited upon the retirement of Mr. Tunnessen on January 31, 2013.
(7)

Includes 3,224,739 shares held by affiliates of the JCP Group as reported in footnote (1) above and 7,868 shares held directly by Mr. Friedman. Mr. Friedman is a managing member of the Manager and therefore he may be deemed to share voting and investment power over the shares owned by these entities, and therefore to beneficially own such shares. The address of Mr. Friedman is 520 Madison Avenue, 10th Floor, New York, New York 10022.

(8)	The address of Mr. Daraviras is 520 Madison Avenue, 10th Floor, New York, New York 10022.
(9)	Includes 3,224,739 shares held by affiliates of the JCP Group as reported in footnote (1) above. Mr. Friedman is a managing member of the Manager and therefore he may be deemed to share voting and investment power over the shares owned by these entities, and therefore to beneficially own such shares. Excludes shares beneficially owned by Mr. Tunnessen and Mr. Biviano.

Equity Compensation Plan

The following table summarizes our 2012 Stock Incentive Plan (the “Fiesta Plan”), which is the equity compensation plan under which our common stock may be issued as of December 30, 2012. Our stockholders have approved the Fiesta Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average Exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	2,512,988
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	2,512,988

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Spin-Off and Related Transactions

We and Carrols Restaurant Group have operated separately, each as independent public companies, since the completion of the spin-off on May 7, 2012. In order to govern the relationship between Carrols Restaurant Group and us after the spin-off and to provide mechanisms for an orderly transition, we and Carrols Restaurant Group entered into certain agreements which facilitated the spin-off, govern Carrols Restaurant Group’s relationship with us after the spin-off and provide for the allocation of employee benefits, tax and other liabilities and obligations. The following is a summary of the terms of the material agreements that were entered into among Carrols Restaurant Group, Carrols Corporation or “Carrols”, our former direct parent company and a wholly-owned subsidiary of Carrols Restaurant Group, and us prior to the spin-off.

Separation and Distribution Agreement

The separation and distribution agreement, which we refer to as the “separation agreement”, dated as of April 24, 2012, among Carrols Restaurant Group, Carrols and us provides a framework for the relationship between Carrols Restaurant Group and us following the spin-off, requires cooperation between the parties to fulfill the terms of the spin-off and specifies the terms and conditions of the spin-off. The separation agreement provides that, except as otherwise provided in such agreement, we will assume all of the liabilities and perform all of the obligations arising under or relating to the operation of the Pollo Tropical and Taco Cabana businesses whether incurred before or after the spin-off. The separation agreement also contains certain mutual releases of liability and cross indemnification provisions customary for this type of transaction.

The Distribution.    Among other things, the separation agreement required the parties to cause our Form 10 Registration Statement which registered our common stock under the Securities Exchange Act of 1934, as amended, to become effective, distribute the information statement, which was an exhibit to the Form 10 Registration Statement, to Carrols Restaurant Group’s stockholders, take any necessary action under state securities laws and list our common stock on The NASDAQ Global Market. (Our common stock was approved for listing and is currently traded, on The NASDAQ Global Select Market.)

On April 19, 2012, we effected a 23,161.822 for one stock split to ensure that a sufficient number of shares of our common stock were available for the distribution by Carrols Restaurant Group to its stockholders. Prior to the distribution date, we issued to Carrols Restaurant Group, and Carrols Restaurant Group delivered to the distribution agent, a sufficient number of shares of our common stock for distribution to Carrols Restaurant Group’s stockholders on the distribution date. On the distribution date, the record holders of Carrols Restaurant Group’s common stock as of the spin-off record date received one share of our common stock for every one share of Carrols Restaurant Group common stock held by such holder.

Additional Covenants.    Carrols is currently a guarantor under 38 Pollo Tropical and Taco Cabana restaurant property leases and the primary lessee on five Pollo Tropical restaurant property leases. The separation agreement provides that the parties will cooperate and use their commercially reasonable efforts to obtain the release of such guarantees. Unless and until any such guarantees are released, we agree to indemnify Carrols for any losses or liabilities or expenses that it may incur arising from or in connection with any such lease guarantees.

Carrols is currently a primary lessee of five Pollo Tropical restaurants which it subleases to our subsidiary. The separation agreement provides that the parties will cooperate and use their commercially reasonable efforts to cause us or our subsidiary to enter into a new master lease or individual leases with the lessor with respect to the Pollo Tropical restaurants where Carrols is currently a lessee. The separation agreement provides that until such new master lease or such individual leases are entered into, (i) Carrols will perform its obligations under the master lease for the five Pollo Tropical restaurants where it is a lessee and (ii) the parties will cooperate and use their commercially reasonable efforts to enter into with the lessor a non-disturbance agreement or similar agreement which shall provide that we or one of our subsidiaries shall become the lessee under such master lease with respect to such Pollo Tropical restaurants and perform Carrols’ obligations under such master lease in the event of a breach or default by Carrols.

We, on the one hand, and Carrols Restaurant Group and Carrols, on the other hand, will provide each other with information (including, without limitation, corporate books and records) reasonably needed to comply with reporting, disclosure or filing requirements of governmental authorities; for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, claims, regulatory litigation or similar requirements (other than claims or allegations that one party has against the other); to comply with obligations under the separation agreement and ancillary agreements; or other significant business purposes as mutually determined in good faith by the parties. Carrols Restaurant Group and Carrols, and us, will also provide further assurance to the other of execution and delivery of such other documentation as necessary or desirable to effect the purposes of the separation agreement.

We, on the one hand, and Carrols Restaurant Group and Carrols, on the other hand, have agreed to release each other and each other’s respective directors, officers, members, managing members, agents and employees from all liabilities existing or arising from any acts or events occurring or failing to occur on or before the distribution date. These releases are subject to certain exceptions, including claims arising under the separation agreement and the ancillary agreements; any specified liabilities; any liability assumed by a party pursuant to the separation agreement; and liability for claims of third parties for which indemnification or contribution is available under the separation agreement.

Each of Carrols Restaurant Group and Carrols, on the one hand, and us, on the other hand, have agreed to indemnify the other party and the other party’s respective affiliates, successors and assigns, stockholders, directors, officers, members, managing members, agents and employees against liabilities arising out of or resulting from the failure of the indemnifying party to perform or discharge liabilities for which it is responsible under the separation agreement; the business of such party; any liability contemplated to be assumed or retained by such party; any breach or failure to perform by such party of its obligations under the separation agreement or ancillary agreements; or any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading of such party in SEC filed registration statements or information statements. The amount of each party’s indemnification obligations is subject to reduction by any insurance proceeds received by the party being indemnified. The separation agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Subject to customary exceptions, the parties have agreed to hold in strict confidence and not to disclose without the other party’s written consent, the confidential information of the other party. Each party has sole authority to determine whether to assert or waive attorney-client, work product or other privileges with respect to its own information.

The separation agreement provides for (i) “tail” insurance and the rights of the parties to report claims for occurrences prior to the separation and set forth procedures for the administration of insured claims and (ii) continuing indemnification provided for our officers, directors and employees under Carrols Restaurant Group’s amended and restated certificate of incorporation and amended and restated by-laws, as amended, to the same extent as such persons were previously indemnified prior to the spin-off for acts and omissions occurring at or prior to the distribution date and rights to advancement of expenses relating thereto.

For a period of two years following the distribution date, the parties also agreed not to solicit, recruit or hire any person who is employed by the other party immediately after the distribution date or was employed by the other party at any time during the six month period prior to the distribution date.

Dispute Resolution.    The dispute resolution procedures set forth in the separation agreement apply to all disputes, controversies and claims arising out of the separation agreement, the ancillary agreements, the transactions that any of these agreements contemplate and the parties’ commercial or economic relationship relating to the separation agreement or any ancillary agreement except as provided in the separation agreement.

Either party may commence the dispute resolution process by notice to the other party. The dispute notice, and the required written response of the other party, will set forth the position of the respective parties and a summary of their arguments. The parties will then attempt in good faith to resolve the dispute by negotiation between executives of each party who have authority to settle the dispute.

If for any reason the dispute is not resolved through mediation within 90 days of delivery of the dispute notice, then the dispute will be submitted to binding arbitration under the auspices of JAMS.

The parties are not required to negotiate a dispute before seeking relief from an arbitrator regarding a breach of any obligation of confidentiality or any claim where interim relief is sought to prevent serious and irreparable injury. However, the parties are required to make a good faith effort to negotiate the dispute while the arbitration proceeding is pending.

Tax Matters Agreement

The tax matters agreement, which we refer to as the “tax matters agreement”, dated as of April 24, 2012, among Carrols Restaurant Group, Carrols and us (1) governs the allocation of the tax assets and liabilities between Carrols Restaurant Group and Carrols and us, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the spin-off and (3) addresses certain other tax related matters, including, without limitation, those relating to (a) the obligations of Carrols Restaurant Group, Carrols and us with respect to the preparation or filing of tax returns for all periods, and (b) the control of any income tax audits and any indemnities with respect thereto. The tax matters agreement provides that if we take any actions after Carrols Restaurant Group’s distribution of our shares in the spin-off that result in or cause the distribution to be taxable to itself or Carrols Restaurant Group, we will be responsible under the tax matters agreement for any resulting taxes imposed on Carrols Restaurant Group or on Carrols or us. Similarly, the tax matters agreement provides that if Carrols Restaurant Group takes any such actions that result in or cause the distribution to be taxable to us or Carrols Restaurant Group, Carrols Restaurant Group will be responsible for such taxes. Further, the tax matters agreement provides that Carrols Restaurant Group and we will each be responsible for 50% of the losses and taxes of Carrols Restaurant Group and its affiliates and Fiesta Restaurant Group and its affiliates resulting from the spin-off not attributable to any such action of Carrols Restaurant Group or us.

Employee Matters Agreement

The employee matters agreement, which we refer to as the “employee matters agreement”, dated as of April 24, 2012, among Carrols Restaurant Group, Carrols and us provides for the transition of employee benefits arrangements and allocates responsibility for certain employee benefits matters on and after the spin-off, including, without limitation, the treatment of our existing welfare benefit plans, savings and retirement plans, equity-based plan and deferred compensation plan, and our establishment of new plans.

The employee matters agreement generally provides for the following:

On or prior to the distribution date, to the extent not previously transferred, certain officers and employees of Carrols Restaurant Group or Carrols that were expected to be employed primarily in Carrols Restaurant Group’s business were transferred to us. Except as provided in the employee matters agreement, Carrols retained as of the distribution date all liabilities under the Carrols benefit plans.

Our employees who participated in an existing benefit plan of Carrols Restaurant Group or Carrols transferred participation to a comparable plan that Fiesta Restaurant Group established as contemplated by the employee matters agreement.

We provided Carrols Restaurant Group employees who became our employees with credit for all purposes, including eligibility, vesting, determination of benefit levels and benefit accruals, under any of our benefit programs, policies and plans that we established to the same extent as was recognized by Carrols Restaurant Group. We also credited these employees with the amount of accrued but unused vacation time and other time-off benefits.

Treatment of Carrols Restaurant Group Stock Based Awards.    Employees of Carrols Restaurant Group, Carrols and its subsidiaries have been eligible to participate in Carrols Restaurant Group’s 2006 Stock Incentive Plan, as amended, which we refer to as the “Carrols plan.” Under the Carrols plan, Carrols Restaurant Group’s compensation committee granted certain stock-based awards, including shares of restricted common stock of Carrols Restaurant Group and stock options to purchase Carrols Restaurant Group common stock to employees and other eligible participants. The outstanding stock-based awards held by employees and other eligible participants of Carrols Restaurant Group, Carrols and its subsidiaries in connection with the spin-off were treated as set forth below. Pursuant to the employee matters agreement Carrols Restaurant Group has continued to maintain the Carrols plan after the completion of the spin-off, and we have established a separate stock incentive plan.

Stock Options. In connection with the spin-off and in accordance with the Carrols plan, all outstanding vested stock options under the Carrols plan were converted on March 5, 2012 into shares of Carrols Restaurant Group common stock using a conversion formula to preserve the intrinsic value of each option to the holder. As part of the spin-off, holders who received shares of Carrols Restaurant Group common stock upon the conversion of vested stock options under the Carrols plan received a distribution of one share of our common stock for one share of Carrols Restaurant Group common stock on the distribution date. On March 5, 2012, Carrols Restaurant Group issued 666,090 shares of Carrols Restaurant Group common stock upon the conversion of outstanding vested stock options under the Carrols plan, and therefore, an additional 666,090 shares of our common stock were issued and distributed on the distribution date.

In connection with the spin-off and in accordance with the Carrols plan, all outstanding unvested stock options under the Carrols plan were converted on March 5, 2012 into restricted shares of Carrols Restaurant Group common stock using a conversion formula to preserve the intrinsic value of each option to the holder. The time period of the restrictions on transferability of the restricted shares of Carrols Restaurant Group common stock issued upon the conversion of unvested stock options under the Carrols plan equal the remaining vesting period of such unvested stock options, and such restricted shares continue to be governed by the terms of the Carrols plan. As part of the spin-off, holders who received restricted shares of Carrols Restaurant Group common stock upon the conversion of unvested stock options under the Carrols plan received a distribution of one restricted share of our common stock for one restricted share of Carrols Restaurant Group common stock on the distribution date subject to the same terms and conditions applicable to the restricted shares of Carrols Restaurant Group common stock, including, but not limited to, the time period remaining on the restrictions on transfer and forfeiture provisions. Following the distribution date, (a) our employees and other eligible participants under the Carrols plan continue to hold restricted shares of Carrols Restaurant Group common stock subject to the terms of the Carrols plan and (b) Carrols Restaurant Group employees and other eligible participants under the Carrols plan continue to hold the restricted shares of our common stock received on the distribution date subject to the terms of the Carrols plan. On March 5, 2012, Carrols Restaurant Group issued 288,435 restricted shares of Carrols Restaurant Group common stock upon the conversion of unvested stock options under the Carrols plan, and therefore, 288,435 restricted shares of our common stock were issued and distributed on the distribution date.

Restricted Stock.    In connection with the spin-off and in accordance with the Carrols plan, on the distribution date persons who held shares of Carrols Restaurant Group restricted common stock issued under the Carrols plan received restricted shares of our common stock subject to the same terms and conditions applicable to the restricted shares of Carrols Restaurant Group common stock, including, but not limited to, the time period remaining on the restrictions on transfer and forfeiture provisions. The restricted shares of our common stock received on the distribution date continue to be governed by the terms of the Carrols plan. Each holder of restricted shares of Carrols Restaurant Group common stock received a distribution of one share of our restricted common stock for each one share of Carrols Restaurant Group restricted common stock held by such holder on the spin-off record date. Following the distribution date, (a) our employees and other eligible participants under the Carrols plan continue to hold restricted shares of Carrols Restaurant Group common stock subject to the terms of the Carrols plan and (b) Carrols Restaurant Group employees and other eligible participants under the Carrols plan continue to hold the restricted shares of our common stock received on the distribution date subject to the terms of the Carrols plan. On the distribution date, 434,400 restricted shares of Carrols Restaurant Group common stock issued under the Carrols plan, which includes the 288,435 restricted shares of Carrols Restaurant Group common stock issued upon the conversion of unvested stock options under the Carrols plan, were outstanding, and therefore, 434,400 restricted shares of our common stock were issued and distributed on the distribution date.

Transition Services Agreement

Under the transition services agreement, which we refer to as the “transition services agreement”, dated as of April 24, 2012, entered into by Carrols Restaurant Group, Carrols, us and Carrols LLC (solely with respect to indemnification), Carrols Restaurant Group and Carrols agreed to provide certain support services (including accounting, tax accounting, treasury management, internal audit, financial reporting and analysis, human resources, and employee benefits management, information systems, restaurant systems support, legal, property management and insurance and risk management services) to us, and we agreed to provide certain limited management services (including certain legal services) to Carrols Restaurant Group and Carrols.

The transition services agreement establishes a baseline charge for each category or component of services to be provided and/or pro-rates the overall cost of such category or categories of services between Fiesta Restaurant Group and Carrols Restaurant Group and its subsidiaries. The price to be charged for each service will be based on the allocated cost of providing such service.

The transition services agreement became effective upon the completion of the spin-off on the distribution date and it will continue for a minimum term of three years, provided that we may extend the term of the transition services agreement by one additional year upon 90 days prior written notice to Carrols Restaurant Group and Carrols, provided further that we may terminate the transition services agreement with respect to any service provided thereunder at any time and from time to time upon 90 days prior written notice to Carrols Restaurant Group and Carrols.

Under the transition services agreement, the parties will exercise at least the same degree of care as it has historically exercised in performing the services including at least with the same level of quality, responsiveness and timeliness and utilizing individuals of such experience, training and skill.

The transition services agreement provides that each party will maintain, books and records in reasonable and customary detail pertaining to the provision of services. Each party will have the right to review such records.

Under the transition services agreement, each party agrees to use best efforts to cooperate with the other in carrying out the provisions of the transition services agreement, including, but not limited to, exchanging information, providing electronic systems used in connection with the services, using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations under the transition services agreement. In contemplation of termination of any services, each party agrees to cooperate with the other in all reasonable respects in transitioning such services.

The transition services agreement also provides that, subject to customary exception, each party has agreed to take all reasonable measures to maintain the confidentiality of confidential information and disclose such information only to its employees with a need to know such information. In addition, each party’s confidential information supplied or developed by such party will remain the sole and exclusive property of such party.

Each party will indemnify the other from all liabilities (i) relating to a breach of the agreement or (ii) (1) incurred by a party or its affiliates or (2) of third parties unrelated to a party or its affiliates, in the case of (1) and (2) caused by the gross negligence or willful misconduct of any employee of an indemnifying party or its affiliates in connection with such party’s performance under the transition services agreement, except to the extent that any such liabilities are caused by the indemnified party. The procedures with respect to claims subject to indemnification are governed by the separation agreement.

The parties have agreed to use their respective reasonable best efforts to resolve expeditiously any disputes between them with respect to the matters covered by the transition services agreement. In the event that the parties are unable to resolve a dispute in the manner and within the time periods specified in the transition services agreement, the dispute will be resolved in accordance with the arbitration procedures set forth in the separation agreement.

Other

We have entered into a Registration Rights Agreement or “Registration Rights Agreement” with the JCP Group having terms substantially similar in all material respects to the registration rights agreement between Carrols Restaurant Group and the JCP Group with respect to the shares of Carrols Restaurant Group common stock previously held by the JCP Group. The Registration Rights Agreement provides that the JCP Group and their affiliates may make up to five (5) demands to register the shares of our common stock held by them under the Securities Act. The Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then the JCP Group and its affiliates will have the right to register their shares of our common stock as part of that registration. The registration rights under the Registration Rights Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by the JCP Group and their affiliates from an underwritten registration. Except as otherwise provided in the Registration Rights Agreement, the Registration Rights Agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of the common stock and to indemnify the JCP Group against certain liabilities, including liabilities under the Securities Act.

Pursuant to a letter dated as of July 21, 2011, Brian P. Friedman resigned as a member of the board of directors of Carrols Restaurant Group effective on the distribution date. The letter agreement stated that Mr. Friedman would resign as a member of the board of directors of Carrols Restaurant Group effective on the date of the consummation of the spin-off, provided that the Voting Agreement dated as of July 27, 2011 between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC is not terminated pursuant to the first sentence of Article V thereof or Mr. Friedman and another designee of Jefferies Capital Partners are not elected to the board of directors of Fiesta Restaurant Group, Inc. on or prior to the consummation of the spin-off.

Jefferies LLC acted as a joint book-running manager of an offering 3,335,000 shares of our common stock offered and sold by the JCP which closed on March 27, 2013. The JCP Group owns an aggregate of 13.6% of our outstanding common stock of as of April 17, 2013. Currently, Brian P. Friedman and Nicholas Daraviras are members of our board of directors. Mr. Friedman is President of Jefferies Capital Partners and its predecessor, director and executive officer of Jefferies Group LLC and the managing member of Jefferies Capital Partners LLC, and Mr. Friedman may be deemed to beneficially own the shares held by the JCP Group. In addition, Jefferies LLC received a portion of the transaction related fees and reimbursement of certain expenses to be paid by the JCP Group in connection with the offering for acting as a joint book-running manager.

Related Party Transaction Procedures

The board of directors has assigned responsibility for reviewing related party transactions to our Audit Committee. The board of directors and the Audit Committee have adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors or executive officers must be submitted to the Audit Committee for consideration prior to the consummation of the transaction as required by the rules of the SEC. The Audit Committee reports to the board of directors on all related party transactions considered.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes historical compensation awarded or paid to, or earned by, Timothy P. Taft, Lynn S. Schweinfurth, and James E. Tunnessen (collectively, the “Named Executive Officers”) for the fiscal years ended January 1, 2012 and December 30, 2012.

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Stock Awards (2)($)			Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings (3)($)	All Other Compensation ($)		Total ($)
Timothy P. Taft	2012	$500,004	$420,000	$1,104,306		sign on	—	—	$881	—		$3,025,191
Chief Executive Officer and President				$250,000		2013 related
				$250,000		2014 related
				$250,000		2015 related
				$250,000		2016 related

				$2,104,306		Total (4)
	2011	$191,668	$140,000	—			—	—	$133	—		$331,801

Lynn S. Schweinfurth (5)	2012	$147,880	$130,000	$756,000	(6)		—	—	—	—		$1,033,880
Vice President, Chief Financial Officer and Treasurer

James E. Tunnessen (7)	2012	$317,076	$299,038	$78,700			—	—	—	$290,653	(8)	$985,467
Former Executive Vice President, Pollo Tropical	2011	$307,836	$291,847	$38,250			—	—	—	—		$637,933

(1)	For the 2012 fiscal year, the Compensation Committee did not approve and adopt a formal bonus plan since the spin-off was not completed until May 2012. Consequently, bonuses for fiscal 2012 were determined at the discretion of the Compensation Committee, with input from the Chief Executive Officer, and were based on an individual’s achievement of certain goals and objectives as well as our performance in fiscal 2012 as compared to fiscal 2011. Amounts include cash bonuses paid in fiscal year 2013 and 2012 with respect to services rendered in fiscal year 2012 and 2011, respectively.
(2)	The amounts shown represents the aggregate grant date fair value of restricted stock granted and approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were no forfeitures in 2012 by the Named Executive Officers. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the executives. The actual value, if any, that an executive may realize will depend on the stock price at the date of vesting. These grants are included and discussed further in the tables included below under “Outstanding Equity Awards at Fiscal Year-End”.
(3)	These amounts represent the above-market portion of earnings on compensation deferred by the Named Executive Officers under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At December 31, 2012 and 2011, 120% of the federal long-term rate was 2.85% and 3.37% per annum, respectively, and the interest rate paid to participants was 8% per annum.
(4)	Pursuant to the Taft Letter Agreement (as defined below), on June 8, 2012, the one month anniversary of the date that the shares of Fiesta Restaurant Group common stock began trading publicly, Mr. Taft received a grant of 165,563 shares of our restricted common stock (the “Initial Grant”) which equaled the aggregate value of $2 million based upon the average trading price of our common stock for the first four weeks the shares of our common stock commenced trading publicly. The restricted shares of our common stock granted to Mr. Taft will vest over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and are subject to provisions of the Fiesta Plan. The Initial Grant was awarded as part of a single grant with approximately one-half of such grant intended as a sign on award and one-half intended to cover a portion, or $250,000, of the aggregate value of the shares of restricted stock that may be granted for each of the 2013, 2014, 2015 and 2016 compensation years to Mr. Taft. Consequently, the aggregate value of any award of restricted stock that Mr. Taft has the potential to receive in each such compensation year will be reduced by $250,000.
(5)	Ms. Schweinfurth was appointed Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group effective July 16 2012.
(6)	Represents a one-time sign on award of 50,000 shares of our restricted stock granted to Ms. Schweinfurth on July 16, 2012 in connection with her appointment as our Vice President, Chief Financial Officer and Treasurer. For a further discussion of such stock award, see “—Schweinfurth Letter Agreement” below.
(7)	Mr. Tunnessen retired from Fiesta Restaurant Group on January 31, 2013.
(8)	Pursuant to an Executive Retirement Agreement dated as of September 28, 2012 between us and Mr. Tunnessen, the amount represents eleven months of Mr. Tunnessen’s 2012 base salary payable six months and one day following January 31, 2013, the date of Mr. Tunnessen’s retirement from Fiesta Restaurant Group. See “—Tunnessen Retirement Agreement” below.

Taft Letter Agreement

Pursuant to the terms of an offer letter (the “Taft Letter Agreement”) between Carrols Restaurant Group and Mr. Taft entered into on July 19, 2011 (and assigned to us in connection with the spin-off), Mr. Taft earns an annual base salary of $500,000 and will be eligible for annual merit increases beginning in 2013 based upon recommendations of our board of directors and Compensation Committee. Mr. Taft will also participate in our Executive Bonus Plan (the “Executive Bonus Plan”) and will be eligible to receive a bonus of up to 100% of his base salary with 50% of such bonus based upon attainment of objectives to be established by our Compensation Committee and 50% of such bonus based upon increases in “shareholder value” (as defined in the Executive Bonus Plan).

Pursuant to the Taft Letter Agreement, on June 8, 2012, the one month anniversary of the date that the shares of Fiesta Restaurant Group common stock began trading publicly, Mr. Taft received a grant of 165,563 shares of our restricted common stock (the “Initial Grant”) which equaled the aggregate value of $2 million based upon the average trading price of our common stock for the first four weeks the shares of our common stock commenced trading publicly. The restricted shares of our common stock granted to Mr. Taft will vest over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and are subject to provisions of the Fiesta Plan.

The Initial Grant was awarded as part of a single grant with approximately one-half of such grant intended as a sign on award and one-half intended to cover a portion, or $250,000, of the aggregate value of the shares of restricted stock that may be granted for each of the 2013, 2014, 2015 and 2016 compensation years to Mr. Taft. Consequently, the aggregate value of any award of restricted stock that Mr. Taft has the potential to receive in each such compensation year will be reduced by $250,000.

The Taft Letter Agreement also provides that in the event Mr. Taft is terminated without Cause (as defined in the Taft Letter Agreement), he shall be entitled to receive a severance payment equal to his twelve months base salary and the prorated portion of his bonus payable, provided that a bonus would have been payable.

Mr. Taft’s employment as our Chief Executive Officer and President and the Taft Letter Agreement were approved by the compensation committee of the board of directors of Carrols Restaurant Group prior to the spin-off.

Schweinfurth Letter Agreement

Pursuant to the terms of an offer letter (the “Schweinfurth Letter Agreement”) between Fiesta Restaurant Group and Ms. Schweinfurth entered into on June 29, 2012, Ms. Schweinfurth will earn an annual base salary of $320,000 and will be eligible for annual merit increases beginning in 2014 based upon recommendations of our Chief Executive Officer and Compensation Committee. Ms. Schweinfurth will also participate in our Executive Bonus Plan and will be eligible to receive a bonus of up to 90% of her annual base salary with portions of such bonus based upon attainment of objectives to be established by our Compensation Committee and increases in “shareholder value” (as defined in the Executive Bonus Plan). Any bonus earned by Ms. Schweinfurth for 2012 will be pro-rated.

Pursuant to the Schweinfurth Letter Agreement, within 30 days of July 16, 2012, the date of Ms. Schweinfurth’s commencement of employment with the Company, Ms. Schweinfurth received a one-time sign on grant of 50,000 shares of restricted common stock of the Company in connection with her appointment as our Vice President, Chief Financial Officer and Treasurer. The restricted shares of the Company’s common stock granted to Ms. Schweinfurth will vest over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and will be subject to provisions of the Fiesta Plan.

The Schweinfurth Letter Agreement also provides that in the event Ms. Schweinfurth is terminated without Cause (as defined in the Schweinfurth Letter Agreement), she will be entitled to receive a severance payment equal to her twelve months base salary and the pro-rated portion of her bonus payable, provided that a bonus would have been payable.

Tunnessen Retirement Agreement

On September 28, 2012, we entered into an Executive Retirement Agreement with James E. Tunnessen, our former Executive Vice President of Pollo Tropical (the “Tunnessen Agreement”). Pursuant to the Tunnessen Agreement, Mr. Tunnessen retired from Fiesta Restaurant Group on January 31, 2013 (the “Retirement Date”). Under the Tunnessen Agreement, Mr. Tunnessen (i) will receive a lump sum equal to eleven months of his 2012 base salary payable six months and one day following the Retirement Date and (ii) was entitled to receive a bonus for the 2012 fiscal year, subject to the fulfillment of his obligations under the Tunnessen Agreement, and the performance of Fiesta Restaurant Group and Pollo Tropical.

Mr. Tunnessen, pursuant to the Tunnessen Agreement, agreed, for a period of twenty-four months following the Retirement Date, not to directly or indirectly solicit for employment or employ any person who is or was employed by Fiesta Restaurant Group within six months prior to the Retirement Date.

Additionally, under the Tunnessen Agreement, Mr. Tunnessen agreed for a period of twelve calendar months following the Retirement Date, not to be employed by or associated with as an employee, consultant, director, shareholder, or in any other capacity, any company operating Hispanic-themed quick service, quick casual or casual dining restaurants which feature chicken as the primary or central menu item and which also competes with our Pollo Tropical concept.

Also, under the Tunnessen Agreement, Mr. Tunnessen’s Change of Control/Severance Agreement, dated December 13, 2006, with Carrols Restaurant Group, and Carrols was terminated on September 28, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all equity awards that were outstanding at the December 30, 2012 fiscal year end for each of the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy P. Taft (2)	—	—	—	—	—	165,563	$2,503,313	—	—
Lynn S. Schweinfurth (3)	—	—	—	—	—	50,000	$756,000	—	—
James E. Tunnessen (4)	—	—	—	—	—	15,692	$237,263	—	—

(1)	The market value of the restricted stock awards was determined based on the closing price of our common stock on the last trading day of the fiscal year, December 28, 2012, which was $15.12.
(2)	In June 2012, Mr. Taft was granted 165,563 shares of restricted common stock pursuant to the Taft Letter Agreement and the Fiesta Plan. The restricted stock award vests over of period of four years with one-fourth of such restricted shares vesting on the first anniversary of the grant date and annually on the anniversary of the grant date thereafter. For a further discussion of such stock award, see “—Summary Compensation Table” and “—Summary Compensation—Taft Letter Agreement” above.
(3)

Ms. Schweinfurth was appointed Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group effective July 16 2012. In July 2012, Ms. Schweinfurth was granted 50,000 shares of restricted common stock pursuant to the Schweinfurth Letter Agreement and the Fiesta Plan. The restricted stock award vests over of period of four years with one-fourth of such restricted shares vesting on the first anniversary of the grant date and annually on the anniversary of the grant date thereafter. For a further discussion of such stock award, see “— Summary Compensation Table” and “— Summary Compensation Table — Schweinfurth Letter Agreement” above.

(4)	In August 2012, Mr. Tunnessen was granted 5,000 shares of restricted common stock pursuant to the Fiesta Plan which were forfeited upon the retirement of Mr. Tunnessen from Fiesta Restaurant Group on January 31, 2013. The restricted stock award vested over of period of four years with one-fourth of such restricted shares vesting on the first anniversary of the grant date and annually on the anniversary of the grant date thereafter.

Fiesta Restaurant Group 2012 Stock Incentive Plan

Our board of directors adopted a 2012 Stock Incentive Plan, which was approved by Carrols, our sole stockholder before the completion of the spin-off. The following is a general description of the Fiesta Plan.

Purpose.    The purpose of the Fiesta Plan is to attract and retain persons eligible to participate in the Fiesta Plan, such as our officers, employees, associates, directors and any consultants or advisors providing services to us or our affiliates, motivate these individuals to achieve our long-term goals, and further align the interests of these individuals with the interests of our stockholders.

Administration.    The Fiesta Plan is administered by our Compensation Committee. Our board of directors can also administer the Fiesta Plan if a compensation committee or other committee has not been appointed or is not eligible to act. The Compensation Committee has the authority to (1) select Fiesta Plan participants, (2) determine whether and to what extent stock options, stock appreciation rights and stock awards are to be granted and the number of shares of stock to be covered by each award, (3) approve forms of agreement for use under the Fiesta Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value of our common stock, and (7) determine the type and amount of consideration to be received by us for any stock award issued. Any determination with respect to any award will be made in the sole discretion of the Compensation Committee.

Eligibility.    Any employee, officer, director, associate, advisor or consultant to us or any of our affiliates is generally eligible to participate in the Fiesta Plan. In each case, the Compensation Committee selects the actual grantees.

Awards.    The Fiesta Plan provides for the grant of stock options and stock appreciation rights (“SARs”), stock awards, performance awards, outside director stock options and outside director stock awards. No award may be granted under the Fiesta Plan on or after May 7, 2022 or such earlier time as our board of directors may determine.

Shares Subject to the Fiesta Plan.    The aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the Fiesta Plan is 3,300,000 shares. The maximum number of shares that may be covered by stock options, SARs and stock awards, in the aggregate, granted to any one participant during any calendar year is 300,000 shares and in the case of an employee covered by Section 162(m) of the Internal Revenue Code of 1986, as amended or the “Code”, if any such awards are cancelled, the number of shares subject to such award shall continue to count against the foregoing limit of 300,000 shares. Any award settled in cash will be based on the fair market value of the shares of stock subject to such award. If an award granted under the Fiesta Plan terminates, lapses or is forfeited without the delivery of shares or any shares of restricted stock granted under the Fiesta Plan are forfeited, then the shares covered by the terminated, lapsed or forfeited award or the forfeited restricted stock, as applicable, will again be available for grant.

In the event of any change affecting the outstanding shares of our common stock by reason of, among other things, a stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in our capital structure, our corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or other distribution to our stockholders, other than a normal cash dividend), sale by us of all or a substantial portion of our assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which we are the surviving corporation or any event similar to the foregoing, the Compensation Committee, in its discretion, may generally make such substitution or adjustment as it deems equitable as to (1) the number or kind of shares that may be delivered under the Fiesta Plan and/or the number or kind of shares subject to outstanding awards, (2) the exercise price of outstanding options, outside director options and SARs and/or (3) other affected terms of the awards.

Options and Stock Appreciation Rights.    Under the Fiesta Plan, the Compensation Committee may grant both options intended to constitute “incentive stock options” within the meaning of Section 422 of the Code and non-qualified stock options. The exercise price for options will be determined by the Compensation Committee, but the exercise price cannot be less than 100% of the fair market value of our common stock on the grant date. In the case of incentive stock options granted to an employee who, immediately before the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our subsidiaries, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the grant date and the incentive stock option will terminate on a date not later than the fifth anniversary of the date on which such incentive stock option was granted.

The Compensation Committee determines when, and upon what terms and conditions, options granted under the Fiesta Plan will be exercisable, except that no option will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of stock options at the time of grant, except that no stock option shall become vested earlier than the first anniversary of, or later than the seventh anniversary of, the date of grant of such stock option, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. The exercise price may generally be paid (1) with cash, (2) unrestricted and vested shares of our common stock owned by the optionee, (3) unless otherwise prohibited by law for either us or the optionee, by irrevocably authorizing a third party to sell shares (or a sufficient portion of the shares) of our common stock acquired upon the exercise of the stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (4) a combination of the above methods.

The Compensation Committee may only grant SARs under the Fiesta Plan as a standalone award. The Compensation Committee determines the term of a SAR at the time of grant, except that no SAR will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of a SAR at the time of grant, except that no SAR shall become vested earlier than the first anniversary of the date of, or later than the seventh anniversary of, the date of grant of such SAR, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. When a SAR recipient exercises his or her SAR with respect to a share, the recipient is entitled to an amount equal to the difference between the fair market value of a share of our common stock on the SAR’s grant date compared to the fair market value of such a share on the date the SAR is exercised. The amount will be paid in the form of either cash or our common stock, depending on the terms of the applicable award agreement.

Unless otherwise provided in the applicable award agreement, stock options or SARs granted under the Fiesta Plan have the following terms:

•

If a participant’s employment or provision of services terminates by reason of death or Disability (as defined in the Fiesta Plan), all stock options or SARs held by such participant will become fully vested and exercisable and may be exercised until the earlier of the one year anniversary of such death or termination of employment or services, as applicable, and the expiration of the stock option’s or SAR’s term.

•

If a participant’s employment or provision of services is terminated and the participant is age 65 or older and has completed at least five years of service for us (“Retirement”), any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the six month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.

•

If a participant’s employment or provision of services terminates involuntarily without Cause (as defined in the Fiesta Plan), and for reasons other than death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the three month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.

•

If a participant’s employment or provision of services terminates involuntarily for Cause, all outstanding stock options or SARs held by such participant (whether vested or unvested) shall immediately terminate.

•

If a participant’s employment or provision of services is terminated by the participant for any reason other than involuntary termination for Cause, involuntary termination without Cause, death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the one month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable at the date of termination shall immediately terminate.

Stock Awards.    The Compensation Committee may grant awards of shares, restricted shares and restricted stock units upon the terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as it determines. The Compensation Committee determines the vesting of stock awards at the time of grant, except that no stock award shall become vested earlier than the first anniversary of, or later than the seventh anniversary of, the date of grant of such stock award, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date.

Except as otherwise provided in the applicable award agreement, if a participant’s employment or provision of services is (1) terminated by death, Disability or by us for any reason other than Cause, all stock underlying a stock award will become fully vested and non-forfeitable, and (2) terminated by us for Cause or by the participant for any reason other than death or Disability, all stock underlying a stock award, to the extent unvested at the time of termination, will be forfeited.

Performance Awards.    The right of a participant to exercise or receive a grant or settlement of any award, and its timing, may be subject to performance conditions specified by the Compensation Committee at the time of grant. The Compensation Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any award subject to performance conditions, except as limited under the Fiesta Plan in the case of a performance award intended to qualify as performance-based compensation under Section 162(m) of the Code.

Awards granted under the Fiesta Plan may be designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, we generally may not deduct for federal income tax purposes compensation paid to our chief executive officer or our three other highest paid executive officers (other than our chief financial officer) to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we can deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year.

The performance goals for performance awards intended to qualify as performance-based compensation under Section 162(m) of the Code shall be based on one or more of the following business criteria:

•	Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Operating profit;

•	Cash flow (either in the aggregate or on a per-share basis);

•	Free cash flow (either in the aggregate on a per-share basis);

•	Non-interest expense;

•	Costs;

•	Gross revenues;

•	Reductions in expense levels;

•	Operating and maintenance cost management and employee productivity;

•	Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	Net economic value;

•	Economic value added or economic value added momentum;

•

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

•	Return on average assets or average equity;

•	Achievement of objectives relating to diversity, employee turnover or other human capital metrics;

•	Results of customer satisfaction surveys or other objective measures of customer experience; and/or

•	Debt ratings, debt leverage, debt service, financings and refinancings.

The Compensation Committee may, on the grant date of an award intended to qualify as “performance-based compensation,” provide that the formula for such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.

The levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. The Compensation Committee shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any performance award. Any one or more of the performance goals or the business criteria on which they are based may apply to the participant, a department, unit, division or function within Fiesta Restaurant Group (except for total stockholder return or earnings per share criteria) or any one or more subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

Settlement of performance awards may be in cash or our common stock, or other awards, or other property, in the discretion of the Compensation Committee. Any cash-settled performance award will be based on the fair market value of the shares of our common stock subject to the performance award at the time of settlement. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with a performance award, but may not exercise discretion to increase any such amount payable in respect of a performance award intended to constitute “performance-based compensation” for Section 162(m) of the Code. Subject to the requirements of Section 162(m) of the Code, the Compensation Committee shall specify the circumstances in which a performance award shall be forfeited or paid in the event of a termination of employment at least six months prior to the end of a performance period or settlement of a performance award, and other terms relating to such performance award.

Outside Director Stock Options.    On the date of the first annual meeting of stockholders of the company following the spin-off, and on the date of the annual meeting of our stockholders during each fiscal year thereafter, each outside director may in the discretion of the administrator be granted outside director stock options in an amount determined by the Compensation Committee.

The exercise price per share of common stock purchasable under an outside director stock option will be the Fair Market Value (as defined under the Fiesta Plan) per share on the date the outside director stock option is granted.

Unless otherwise provided in the applicable award agreement, an outside director stock option shall become vested and non-forfeitable with respect to one-fifth of the stock subject to such outside director stock option on the first anniversary of the date the outside director stock option is granted, with an additional one-fifth of the stock subject to such outside director stock option becoming vested and non-forfeitable on each of the second, third, fourth and fifth anniversaries of the date of grant, provided that the outside director shall have continuously remained a director of Fiesta Restaurant Group through the applicable vesting date. Any outside director stock option that is unvested at the date of termination of the outside director’s provision of services shall be forfeited upon such termination. Outside director stock options will be evidenced by option agreements, in a form approved by the Compensation Committee.

Outside director stock options may be exercised in the same manner as provided for stock options.

No outside director stock option shall be exercisable more than seven years after the date the outside director stock option is granted.

An outside director stock option (i) shall be transferable by the outside director to a Family Member (as defined under the Fiesta Plan) of the outside director, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such outside director stock option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An outside director stock option shall be exercisable, during the outside director’s lifetime, only by the outside director or by the guardian or legal representative of the outside director, it being understood that the terms “holder” and “outside director” include the guardian and legal representative of the outside director named in the applicable option agreement and any person to whom the outside director stock option is transferred (X) pursuant to the first sentence of this paragraph or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution.

Outside Director Stock Awards.    Each outside director appointed to our board of directors received within 45 days of the distribution date, stock awards of an aggregate fair market value of $100,000 on the date of grant. Following the distribution date, each outside director appointed to our board of directors will receive as of the date of such appointment, stock awards of an aggregate fair market value of $100,000 on the date of grant.

On the date of each annual meeting of Fiesta Restaurant Group beginning with the first annual meeting of stockholders following the spin-off and on the date of each annual meeting of our stockholders during each fiscal year thereafter, outside directors will receive a number of shares of our restricted common stock having an aggregate fair market value of $25,000 on the date of grant or such other amount as determined by the administrator.

Pursuant to the Fiesta Plan, on June 8, 2012, (i) Jack A. Smith, the Chairman of our board of directors and an outside director, was granted a stock award comprised of that number of shares of stock having an aggregate fair market value of $25,000, (ii) Stephen P. Elker, an outside director, was granted a stock award comprised of that number of shares of stock having an aggregate fair market value of $100,000, (iii) Brian P. Friedman and Nicholas Daraviras, each an outside director, were each granted a stock award comprised of that number of shares of stock having an aggregate fair market value of $100,000, provided that if either Mr. Friedman or Mr. Daraviras resigns as a director of Fiesta Restaurant Group, any person nominated or otherwise designated by the JCP Group or their respective affiliates to our board of directors to replace Mr. Friedman, Mr. Daraviras or any other director of Fiesta Restaurant Group designated and nominated by the JCP Group or their affiliates, such person shall not receive a stock award of an aggregate fair market value of $100,000 on the date of grant pursuant to the Fiesta Plan.

Unless otherwise provided in the applicable award agreement, with respect to outside director stock awards granted to directors upon such directors appointment to our board of directors, an outside director stock award will vest in installments over five years with one-fifth of the shares underlying the outside director stock award vesting on the first anniversary of the date such award is granted and an additional one-fifth of the underlying shares vesting on each subsequent anniversary of such grant date, provided that the outside director continuously remains a director through the applicable vesting date. Unless otherwise provided in the applicable award agreement, with respect to outside director stock awards granted annually on the date of each annual meeting of stockholders (including the grant to Mr. Smith stated above), an outside director stock award will vest in installments over three years with one-third of the shares underlying the outside director stock award vesting on the first anniversary of the date such award is granted and an additional one-third of the underlying shares vesting on each subsequent anniversary of such grant date, provided that the outside director continuously remains a director through the applicable vesting date. Any unvested shares underlying an outside director stock award will be immediately forfeited upon the outside director ceasing to be a director.

Change of Control.    In the event of a Change in Control (as defined in the Fiesta Plan), (i) outstanding and unvested stock options, outside director stock options and SARs will be fully vested and exercisable, (ii) restrictions on outstanding stock awards and outside director stock awards will lapse and the shares relating to such awards will become fully vested and transferable, and (iii) provided it would not trigger adverse tax consequences under Section 409A of the Code, outstanding awards will be subject to any agreement of acquisition, merger or reorganization that effects such Change in Control and that provides for the continuation of outstanding awards by us, assumption of outstanding awards, substitution of equivalent awards for the outstanding awards or settlement of each share of stock subject to an outstanding award for the change in control price (as defined in the Fiesta Plan).

Fiesta Restaurant Group Deferred Compensation Plan

We have adopted a Deferred Compensation Plan for employees not eligible to participate in our Retirement Savings Plan (the “Retirement Plan”) because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, on a deferral agreement, to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended December 30, 2012. Compensation information for Timothy P. Taft, our Chief Executive Officer and President, is set forth in the Summary Compensation Table above. Alan Vituli ceased to be a member of our board of directors on February 27, 2012. Daniel T. Accordino, Clayton E. Wilhite and Joel M. Handel resigned from our board of directors effective on the completion of the spin-off on May 7, 2012.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Award (2) ($)	Option Award ($)	Non-Equity Incentive Plan Compensation	Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Stacey Rauch	$22,750	$100,002	—	—	—	—	$122,752
Brian P. Friedman	$21,250	$100,002	—	—	—	—	$121,252
Stephen P. Elker	$27,250	$100,102	—	—	—	—	$127,252
Nicholas Daraviras	$21,125	$100,102	—	—	—	—	$121,127
Barry J. Alperin	$21,625	$100,010	—	—	—	—	$121,635
Jack A. Smith	$33,625	$37,504	—	—	—	—	$71,129

(1)	The amounts listed in this column include the payment of director fees.
(2)	On June 8, 2012, Ms. Rauch, Mr. Friedman, Mr. Elker, Mr. Daraviras and Mr. Smith were granted 7,868, 7,868, 7,868, 7,868 and 1,967, restricted shares of common stock, respectively, valued at $12.71 per share under the Fiesta Plan. On July 5, 2012, Mr. Alperin was granted 6,883 restricted shares of common stock valued at $14.53 per share under the Fiesta Plan. On August 1, 2012, Mr. Smith was granted 821 restricted shares of common stock valued at $15.23 per share under the Fiesta Plan. The restricted common stock granted to Ms. Rauch, Mr. Friedman, Mr. Elker, Mr. Daraviras and Mr. Alperin vests over a period of five years and becomes non-forfeitable one-fifth on each anniversary of the award date, provided that, the participant has continuously remained a director of Fiesta Restaurant Group. The restricted common stock granted to Mr. Smith vests over a period of three years and becomes non-forfeitable one-third on each anniversary of the award date, provided that, the participant has continuously remained a director of Fiesta Restaurant Group. The amounts shown in this column represent the fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were no forfeitures in 2012 by these individuals.

We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our board of directors. The members of our board of directors, except for any member who is an executive officer or employee, each will receive a fee for serving on our board or board committees. Non-employee directors will receive compensation for board service as follows:

•

Annual retainer of $30,000 per year for serving as a director, except that the Chairman of our board of directors receives an annual retainer of $45,000. Effective as of June 12, 2013, annual retainer will be $45,000 per year for serving as a director, except that the Chairman of our board of directors will receive an annual retainer of $60,000.

•

Attendance fees of an additional $2,000 for each board of directors meeting attended in person and $500 for each board of directors meeting attended telephonically or by videoconference. The chairman of our Audit Committee receives an additional fee of $10,000 per year and each other member of our Audit Committee receives an additional fee of $2,500 per year. The chairman of our Compensation Committee receives an additional fee of $5,000 per year and each other member of our Compensation Committee receives an additional fee of $2,500 per year. The chairman of our Corporate Governance and Nominating Committee receives an additional fee of $2,500 per year and each other member of our Corporate Governance and Nominating Committee receives an additional fee of $1,500 per year. All directors are reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of our board of directors.

Effective as of June 12, 2013, members of our board of directors will not receive attendance fees for each board of directors meeting attended in person , telephonically or by videoconference. Effective as of June 12, 2013, the chairman of our Audit Committee will receive an additional fee of $15,000 per year and each other member of our Audit Committee will receive an additional fee of $7,500 per year. Effective as of June 12, 2013, the chairman of our Compensation Committee will receive an additional fee of $10,000 per year and each other member of our Compensation Committee will receive an additional fee of $5,000 per year. Effective as of June 12, 2013, the chairman of our Corporate Governance and Nominating Committee will receive an additional fee of $5,000 per year and each other member of our Corporate Governance and Nominating Committee will receive an additional fee of $2,500 per year. Effective as of June 12, 2013, the chairman of our Finance Committee will receive an additional fee of $5,000 per year and each other member of our Finance Committee will receive an additional fee of $2,500 per year. In addition, all directors will be reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of our board of directors.

•

Pursuant to the Fiesta Plan, upon becoming a director, any future director will receive a number of shares of our restricted common stock having an aggregate fair market value (as defined in the Fiesta Plan) of $100,000 which will vest in equal installments over five years.

•

On the date of each annual meeting of our stockholders beginning with the 2013 annual meeting, members of our board of directors, except for any member who is an executive officer or employee (i) will receive a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Fiesta Plan) of $50,000 on the date of grant, which will fully vest on the first anniversary of the date of grant, or such other amount as determined by the Compensation Committee other than the Chairman of our board of directors who will receive a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Fiesta Plan) of $62,500 on the date of grant, which will fully vest on the first anniversary of the date of grant, or such other amount as determined by the Compensation Committee, and (ii) may, in the discretion of the Compensation Committee, be granted outside director stock options in an amount determined by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The members of the our Compensation Committee for the fiscal year ended December 30, 2012 were Stacey Rauch, Brian P. Friedman and Jack A. Smith. None of the members of the our Compensation Committee were, during such year, an officer of us or any of our subsidiaries or had any relationship with us other than serving as a director except for Mr. Friedman who, by virtue of his employment with the JCP Group and its affiliates, may be deemed to be beneficial owner of the shares beneficially owned by the JCP Group. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than any subsidiary of ours, one of whose executive officers served as a director or on our Compensation Committee. None of the members of our Compensation Committee, other than Mr. Friedman as described above, had any relationship required to be disclosed under this caption under the rules of the SEC.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the fiscal year ending December 29, 2013. Although stockholder ratification of the board’s action in this respect is not required, the board considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending December 29, 2013.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from stockholders.

The majority of the shares present at the meeting and entitled to vote on the subject matter is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 29, 2013.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 29, 2013. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 29, 2013 unless otherwise specified in the proxy.

Fees for Professional Services

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 30, 2012 and January 1, 2012 by our independent registered public accounting firm, Deloitte & Touche LLP:

	Fiscal Year Ended,
	December 30, 2012	January 1, 2012(1)
	(Amounts in thousands)
Audit Fees (2)	$675	$—
Audit-Related Fees (3)	37	—

Total Audit and Audit Related Fees	712	—
Tax Fees (4)	25	—

Total	$737	$—

(1)	For the fiscal year ended January 1, 2012, audit fees, audit-related fees and tax fees were included as part of the aggregate fees billed to Carrols Restaurant Group.
(2)	Audit fees represents the aggregate fees billed or to be billed for professional services rendered for the audit of our annual consolidated financial statements, review of interim quarterly financial statements included in our quarterly reports on Form 10-Q, and for the effectiveness of our internal controls over financial reporting.
(3)	Audit related fees shown include fees for assurance and related services that are traditionally performed by independent auditors.
(4)	The aggregate tax fees billed for professional services rendered for tax consulting and compliance.

Policy on Audit Committee Pre-Approval of Services Provided by Deloitte & Touche LLP.

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Audit Committee; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Incorporation By Reference

A copy of the our Annual Report on Form 10-K and all of the exhibits attached for the fiscal year ended December 30, 2012, as filed with the SEC, may be obtained from www.proxyvote.com or the SEC’s website at www.sec.gov. In addition, upon written request, we will send a complete copy of the Annual Report on Form 10-K as instructed on the Notice or below under “Other Matters.”

Other Matters

Stockholder proposals intended for inclusion in our proxy statement relating to the Annual Meeting of Stockholders in 2014 must be received by us no later than December 28, 2013. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2014 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or prior to March 12, 2014 and certain other conditions of the applicable rules of the SEC are satisfied. Under our amended and restated bylaws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2014, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received no later than March 15, 2014 and must comply with the procedures outlined in our amended and restated bylaws, which may be found on our website www.frgi.com or a copy of which is available upon request from the Secretary of the Company, 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254.

We will bear the cost of preparing, assembling and mailing the notice and, if requested, the form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation and all costs associated with the new SEC rule that allows us to deliver our proxy materials to stockholders via the Internet. In addition to solicitation of proxies by use of the Internet, telephone and mail, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.

We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the notice to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2012, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO JOSEPH A. ZIRKMAN, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, FIESTA RESTAURANT GROUP, INC., 14800 LANDMARK BOULEVARD, SUITE 500, ADDISON, TEXAS 75254, OR ORAL REQUEST TO MR. ZIRKMAN AT 972-702-9300, EXT. 1004.

Our board of directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR NOTICE AND PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By order of the Board of Directors,

JOSEPH A. ZIRKMAN

Vice President, General Counsel and Secretary

14800 Landmark Boulevard, Suite 500

Addison, Texas 75254

April 25, 2013

FIESTA RESTAURANT GROUP, INC. ATTN: LYNN S. SCHWEINFURTH, VP/CFO 14800 LANDMARK BOULEVARD, SUITE 500 ADDISON, TX 75254

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58959-P38413                         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FIESTA RESTAURANT GROUP, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR items 1 and 2:		All	All	Except

1. To elect as Class I Directors of Fiesta Restaurant Group, Inc., the nominees below:		☐	☐	☐
Nominees:
01) Timothy P. Taft
02) Stacey Rauch
							For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Fiesta Restaurant Group, Inc. for the 2013 fiscal year.							☐	☐	☐

3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The Annual Meeting of Stockholders will be held on Wednesday, June 12, 2013 at 9:00 a.m. CDT at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on April 17, 2013 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

FIESTA RESTAURANT GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2013

9:00 A.M. CDT

The Westin Galleria Dallas

13340 Dallas Parkway

Dallas, Texas 75240

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

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FIESTA RESTAURANT GROUP, INC.

PROXY FOR HOLDERS OF COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Lynn S. Schweinfurth and Joseph A. Zirkman, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIESTA RESTAURANT GROUP, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on Wednesday, June 12, 2013, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, and any adjournment or postponement thereof. Only stockholders of record on April 17, 2013 may vote at the meeting of any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Continued and to be signed on reverse side